EX-FILING FEES
Calculation of Filing Fee Tables
Form N-2
(Form Type)
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	Rule 457(o)			$1,000,000(1)	0.0001102	$110.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,000,000		$110.20
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$110.20
(1)
Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.